Annual Shareholders' Meeting May 27, 2014
Chief Financial Officer David J. Lucido
Corporate Profile Corporate Profile
Condensed Statements of Income (Amounts in Thousands)
Balance Sheet Composition
Net Interest Margin
Credit Quality (Amounts in Thousands)
Capital Adequacy Capital Adequacy Prior year cushion $26.0 million $29.4 million $16.8 million + $0.6 million Cushion $27.9 million $30.1 million $17.4 million
First Quarter Results (Amounts in Thousands)
Focus Balance sheet management - Net Interest Margin - low rate environment; rising rate horizon Earnings - Fee based business: Wealth management Treasury management Asset Quality - Underwriting standards - still with intent to grow loans Capital - Retain earnings to achieve BASEL III capital standards - includes cushion for stress testing
President and Chief Executive Officer James M. Gasior
2013 Initiatives Managing NIM/Earnings Growth Continued Loan Growth Small Business Banking Initiative Develop the Retail Mortgage Origination Channel Execute Branch Strategies Improve Branch and Operational Efficiencies Enhance Capital Proactively Monitor Regulatory Compliance Capital Requirements
Growth Rates Growth Rates
Financial Performance Comparison
Challenges in 2014 Performance Pressure Points Continued Low Rate Environment Competition for Good Credit Meeting Expectations for Heightened Exam Scrutiny Managing Operating Efficiencies Attracting and Retaining the Right People

CORTLAND BANCORP

Annual Shareholders' Meeting
May 27, 2014

David J. Lucido

Chief Financial Officer

Corporate Profile

	December 31, 2012	December 31, 2013	March 31, 2014
Total Assets	$582 Million	$557 Million	$526 Million
Branches	13	12	12
Employees	179	157	161
Shares Outstanding	4.5 Million	4.5 Million	4.5 Million
Share Price	$9.70	$10.75	$12.50
Book Value	$10.93	$10.94	$11.55

Cortland Bancorp

Condensed Statements of Income

(Amounts in Thousands)

	For the years ended		
	2013	2012	2011
Interest income	$ 20,060	$ 21,015	$ 21,110
Interest expense	3,404	4,071	4,732
Net interest income	16,656	16,944	16,378
Provision for loan losses	650	3,020	1,196
Other income	2,898	4,319	3,558
Other expense	17,032	15,488	13,475
Income before taxes	1,872	2,755	5,265
Income tax (benefit) expense	88	(158)	1,193
Net income	$ 1,784	$ 2,913	$ 4,072
Excluding large unusual items:			
Single credit charge-off		1,920	
Security impairment	1,954		
Net income	3,074	4,180	4,072
Loan growth	9.3%	9.7%	9.0%

Cortland Bancorp

Balance Sheet Composition

	2013	2012	2011	
Sources of Funds:				
Non-interest bearing	**15.9%**	14.7%	13.4%	growing core
Interest bearing	**64.7%**	65.7%	66.7%	
Long-term debt and other borrowings	**8.2%**	8.3%	8.9%	less reliance
Subordinated debt	**1.0%**	1.0%	1.0%	
Other non-interest bearing liabilities	**1.0%**	1.1%	1.0%	
Equity capital	**9.2%**	9.2%	9.0%	growing equity
Total	**100.0%**	100.0%	100.0%	
Uses of Funds:				
Loans	**58.9%**	57.0%	52.9%	loan growth
Securities	**33.5%**	34.8%	37.8%	
Interest-earning deposits and other assets	**1.9%**	2.0%	2.6%	
Bank-owned life insurance	**2.7%**	2.5%	2.6%	
Other non-interest earning assets	**3.0%**	3.7%	4.1%	
Total	**100.0%**	100.0%	100.0%	

CORTLAND BANCORP

Net Interest Margin

	2013	2012	2011	2010	2009
Investments	2.56%	2.96%	3.47%	4.08%	5.08%
Loans	5.03%	5.42%	5.87%	6.21%	6.39%
Earning assets	4.08%	4.40%	4.74%	4.99%	5.13%
Deposits	0.60%	78.00%	1.00%	1.29%	1.93%
Borrowings	2.64%	2.79%	2.94%	3.60%	4.00%
Interest bearing liabilities	0.85%	1.03%	1.25%	1.67%	2.32%
Net interest margin	3.41%	3.58%	3.72%	3.59%	3.19%
Net interest income (TE)	$ 17,395	$ 17,697	$ 17,124	$ 16,297	$ 15,115

Cortland Bancorp

Credit Quality

(Amounts in Thousands)

	2013	2012	2011	2010	2009
Net Charge Offs	$ 711	$ 333	$ 639	$ 441	$ 460
Single nonrecurring loss		$ 1,920			
Average Loan Balances	$ 306,411	$ 287,723	$ 260,755	$ 237,251	$ 238,087
Ratio of Charge Offs to Average Loans	0.23%	0.11%	0.25%	0.19%	0.20%
Single nonrecurring loss		0.67%			
Nonaccrual loans	1,946	2,973	3,566	2,611	1,230
Total Loans	346,833	317,282	289,096	265,179	248,248
Nonaccrual loans to total loans	0.56%	0.94%	1.23%	0.98%	0.50%
Allowance for Loan Losses	$ 3,764	$ 3,825	$ 3,058	$ 2,501	$ 2,437
Ratio of ALLL to Total Loans	1.09%	1.21%	1.06%	0.94%	0.98%
Ratio of ALLL to Nonaccrual Loans	193.42%	128.66%	85.75%	95.79%	198.13%

CORTLAND BANCORP

Capital Adequacy



Regulatory Minimums
Well-Capitalized Status
Cortland
16%
14%
12%
10%
8%
6%
4%
2%
0%
4.00%
5.00%
10.35%
4.00%
6.00%
13.26%
8.00%
10.00%
14.19%
Leverage
Tier I
Total RBC

	Leverage	Tier I	Total RBC
Cushion	$27.9 million	$30.1 million	$17.4 million
Prior year cushion	$26.0 million	$29.4 million	$16.8 million + $0.6 million

CORTLAND BANCORP

First Quarter Results

(Amounts in Thousands)

	2014	2013
Interest income	$ 5,217	$ 5,045
Interest expense	744	911
Net Interest income	4,473	4,134
Provision for loan losses	150	200
Other income	1,051	1,306
Other expense	3,623	4,175
Income taxes	419	235
Net Income	$ 1,332	$ 830

CORTLAND BANCORP

Focus

- **Balance sheet management** – Net Interest Margin - low rate environment; rising rate horizon
- **Earnings** – Fee based business:
  - Wealth management
  - Treasury management
- **Asset Quality** – Underwriting standards – still with intent to grow loans
- **Capital** – Retain earnings to achieve BASEL III capital standards – includes cushion for stress testing

CORTLAND BANCORP

James M. Gasior

President and Chief Executive Officer

2013 Initiatives

- Managing NIM/Earnings Growth
- Continued Loan Growth
- Small Business Banking Initiative
- Develop the Retail Mortgage Origination Channel
- Execute Branch Strategies
- Improve Branch and Operational Efficiencies
- Enhance Capital
- Proactively Monitor Regulatory Compliance Capital Requirements

Cortland Bancorp

Growth Rates

	Cortland Bancorp (3Yr) 2010-2013	Cortland Bancorp (1Yr) 2013	Peer
Loans (excluding LHFS)	30.79%	9.31%	5.33%
Deposits	14.60%	-5.92%	1.02%
Equity Capital	18.36%	0.17%	-0.14%
FHLB Borrowings	-19.62%	1.43%	11.99%

Cortland Bancorp

Financial Performance Comparison

Company	Total Assets	Total Deposits	Equity/ Assets	Tangible Comm Eq/ Assets	Annualized ROAA	ROAE	NIM
Cortland Bancorp	**525,926**	**417,369**	**9.95**	**9.95**	**0.99**	**10.45**	**3.70**
Percentile Ranking	**27%**	**22%**	**57%**	**77%**	**77%**	**74%**	**68%**
Average	1,314,945	1,076,847	9.75	8.71	0.82	8.32	3.63
Median	660,964	583,447	9.63	9.04	0.81	7.61	3.56

CORTLAND BANCORP

Challenges in 2014
Performance Pressure Points

- Continued Low Rate Environment
- Competition for Good Credit
- Meeting Expectations for Heightened Exam Scrutiny
- Managing Operating Efficiencies
- Attracting and Retaining the Right People

Cortland Bancorp

CORTLAND
BANCORP